                                                                   Exhibit 10.29

                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                            HDA PARTS SYSTEM, INC.

                                      AND

                              THE SHAREHOLDERS OF
                            WHEELS AND BRAKES, INC.


                                OCTOBER 8, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                                   Page
                                                                                   ----
ARTICLE I.    PURCHASE AND SALE...................................................    1
     1.1      Purchase Price......................................................    1
              --------------
     1.2      Post-Closing Purchase Price Adjustment..............................    1
              --------------------------------------

ARTICLE II.   CLOSING.............................................................    2
     2.1      Closing.............................................................    3
              -------
     2.2      Sale of Capital Stock of Wheels and Brakes..........................    3
              ------------------------------------------
     2.3      Payment of Purchase Price...........................................    3
              -------------------------

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE EXISTING SHAREHOLDERS.........    3
     3.1      Corporate Organization and Standing.................................    3
              -----------------------------------
     3.2      Authorization.......................................................    3
              -------------
     3.3      No Conflict or Violation............................................    3
              ------------------------
     3.4      Capitalization of Wheels and Brakes.................................    4
              -----------------------------------
     3.5      Subsidiaries........................................................    4
              ------------
     3.6      Title to Shares.....................................................    4
              ---------------
     3.7      Facilities..........................................................    5
              ----------
     3.8      Financial Statements................................................    6
              --------------------
     3.9      Books and Records...................................................    7
              -----------------
     3.10     Litigation..........................................................    7
              ----------
     3.11     Licenses and Permits; Compliance with Laws..........................    7
              ------------------------------------------
     3.12     Tax Matters.........................................................    7
              -----------
     3.13     Brokers, Finders....................................................    9
              ----------------
     3.14     Absence of Certain Changes..........................................    9
              --------------------------
     3.15     Material Contracts..................................................   11
              ------------------
     3.16     Proprietary Rights..................................................   12
              ------------------
     3.17     Labor Matters.......................................................   13
              -------------
     3.18     Consents............................................................   13
              --------
     3.19     Employee Benefit Plans; Employment Agreements.......................   13
              ---------------------------------------------
     3.20     Compliance with Environmental Laws..................................   16
              ----------------------------------
     3.21     Certain Business Relationships with Wheels and Brakes...............   19
              -----------------------------------------------------
     3.22     Undisclosed Liabilities.............................................   19
              -----------------------
     3.23     Insurance...........................................................   19
              ---------
     3.24     Accounts Receivable.................................................   19
              -------------------
     3.25     Inventory...........................................................   20
              ---------
     3.26     Payments............................................................   20
              --------
     3.27     Customers, Distributors and Suppliers...............................   20
              -------------------------------------
     3.28     Computer Systems....................................................   20
              ----------------
     3.29     Material Misstatements Or Omissions.................................   21
              -----------------------------------

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF HDA.......................................  21
     4.1       Corporate Organization and Standing.........................................  21
               -----------------------------------
     4.2       Authorization...............................................................  21
               -------------
     4.3       No Conflict or Violation....................................................  21
               ------------------------

ARTICLE V.     POST-CLOSING COVENANTS......................................................  22
     5.1       Further Assurances..........................................................  22
               ------------------
     5.2       Tax Matters.................................................................  22
               -----------

ARTICLE VI.    CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY HDA.......................  25
     6.1       No Injunctive Proceedings...................................................  25
               -------------------------
     6.2       Representations and Warranties..............................................  25
               ------------------------------
     6.3       Performance of Agreements...................................................  25
               -------------------------
     6.4       Compliance Certificate......................................................  25
               ----------------------
     6.5       Stock Certificates..........................................................  25
               ------------------
     6.6       Stock Books.................................................................  25
               -----------
     6.7       Officers and Directors......................................................  25
               ----------------------
     6.8       Opinion of Counsel..........................................................  25
               ------------------
     6.9       Consents, Etc...............................................................  25
               -------------
     6.10      Ancillary Agreements........................................................  26
               --------------------
     6.11      Nonforeign Affidavit........................................................  26
               --------------------

ARTICLE VII.   CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY THE EXISTING SHAREHOLDERS.  26
     7.1       No Injunctive Proceedings...................................................  26
               -------------------------
     7.2       Representations and Warranties..............................................  26
               ------------------------------
     7.3       Performance of Agreements; Instruments of Transfer..........................  26
               --------------------------------------------------
     7.4       Compliance Certificates.....................................................  26
               -----------------------
     7.5       Ancillary Agreements........................................................  26
               --------------------
     7.6       Consents; Etc...............................................................  27
               -------------

ARTICLE VIII.  ACTIONS BY THE PARTIES AFTER THE CLOSING....................................  27
     8.1       Indemnification by the Existing Shareholders................................  27
               --------------------------------------------
     8.2       Indemnification by HDA......................................................  27
               ----------------------
     8.3       Survival of Representations, Warranties and Covenants.......................  27
               -----------------------------------------------------
     8.4       Threshold...................................................................  28
               ---------
     8.5       Notice and Opportunity to Defend............................................  28
               --------------------------------
     8.6       Indemnification Payments....................................................  28
               ------------------------

ARTICLE IX.    MISCELLANEOUS...............................................................  29
     9.1       Expenses....................................................................  29
               --------



     9.2       Notices.....................................................................  29
               -------
     9.3       Counterparts................................................................  30
               ------------
     9.4       Entire Agreement............................................................  30
               ----------------
     9.5       Headings....................................................................  30
               --------
     9.6       Assignment; Amendment of Agreement..........................................  30
               ----------------------------------
     9.7       Governing Law...............................................................  30
               -------------
     9.8       Further Assurances..........................................................  31
               ------------------
     9.9       No Third-Party Rights.......................................................  31
               ---------------------
     9.10      Non-Waiver..................................................................  31
               ----------
     9.11      Severability................................................................  31
               ------------
     9.12      Incorporation of Exhibits and Schedules.....................................  31
               ---------------------------------------
     9.13      Knowledge...................................................................  31
               ---------

                           STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of October 8, 1999, is entered into by and among HDA Parts System, Inc., an Alabama corporation ("HDA"), and the shareholders of Wheels and Brakes, Inc., a Georgia corporation ("Wheels and Brakes"), identified on Annex A hereto (the "Existing Shareholders"). HDA and the Existing Shareholders are referred to herein as each a "Party" and collectively, the "Parties."

                                   RECITALS

          WHEREAS, the Existing Shareholders own all of the capital stock of Wheels and Brakes;

          WHEREAS, HDA desires to acquire all of the capital stock of Wheels and Brakes;

                                  ARTICLE I.
                               PURCHASE AND SALE


          1.1  Purchase Price.  Upon the terms and subject to the conditions
               --------------
set forth herein, HDA will purchase from the Existing Shareholders all of the capital stock of Wheels and Brakes for $8,266,120.95 in cash payable by wire transfer of immediately available funds to the Existing Shareholders (the "Estimated Purchase Price").

          1.2  Post-Closing Purchase Price Adjustment.
               --------------------------------------

          (a)  Closing Balance Sheet.  The Existing Shareholders will prepare at
               ---------------------
their expense a balance sheet of Wheels and Brakes dated the Closing Date (as defined in Section 2.1) (the "Closing Balance Sheet"), prepared from the books and records of Wheels and Brakes and prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. The Existing Shareholders will also prepare a calculation, as of the Closing Date based on the Closing Balance Sheet, of Net Assets (as defined on Schedule 1.2 hereto) ("Closing Net Assets"), which calculation shall be prepared on a basis consistent with the Net Assets calculations reflected on Schedule 1.2 hereto. The Existing Shareholders will deliver such Closing Balance Sheet and such calculation to HDA as soon as possible but in any event within 30 days after the Closing.

          (b)  Closing Balance Sheet Notice.
               ----------------------------

               (i) Within 15 days of the receipt of the Closing Balance Sheet and the calculation of Closing Net Assets, HDA will deliver to the Existing Shareholders a written notice certifying that either (A) it agrees with such Closing Balance Sheet and calculation or (B) it disagrees with such Closing Balance Sheet and calculation, in which case it will also provide therewith a reasonably detailed written report stating the basis for disagreement with such Closing Balance Sheet and such calculation (the "Closing

     Balance Sheet Notice"). The Parties shall provide reasonable access to their and their respective accountants' work papers and personnel and to such historical financial information as the Existing Shareholders shall reasonably request in order to review such Closing Balance Sheet and prepare such calculation.

               (ii) If the Closing Balance Sheet Notice is not timely given as described in Section 1.2(b)(I), the Closing Balance Sheet and the calculation of Closing Net Assets shall be final, binding and conclusive upon the Parties. If HDA disagrees with the Closing Balance Sheet Notice as described in Section 1.2(b)(I)(B), and if the disagreement is not resolved by mutual agreement among the Parties within 30 days following delivery of the Closing Balance Sheet Notice, such dispute will be resolved by a "Big 5" accounting firm ("BFAF"), other than PricewaterhouseCoopers LLP, selected by mutual agreement of HDA and the Existing Shareholders. The costs of resolving such a dispute shall be borne equally by HDA and the Existing Shareholders.

               (iii) Upon appointment of a BFAF, such BFAF in consultation with the Parties shall establish a schedule for resolution of the dispute that is reasonably calculated to result in a resolution as expeditiously as practicable, and in any event, no later than six months after the Closing Date. In resolving such dispute, the BFAF shall revise the Closing Balance Sheet and the calculation of Closing Net Assets only with respect to the issues raised in the Closing Balance Sheet Notice and only to the extent necessary to make it conform to the practices, procedures and methods described in Section 1.2(a) above. The decision of the BFAF shall be final and binding on HDA and the Existing Shareholders in the absence of manifest error.

          (c)  Post-Closing Adjustment.  Within two business days after a final
               -----------------------
resolution by the BFAF of such disagreements as may arise out of the review of the Closing Balance Sheet in accordance with Section 1.2(b) above, and an appropriate adjustment to the Closing Balance Sheet and the calculation of Closing Net Assets to reflect such resolution, or, if Section 1.2(b)(I)(A) or the first sentence of Section 1.2(b)(ii) applies, two business days after delivery of, or expiration of the period for delivering, the Closing Balance Sheet Notice (as applicable), the actual Purchase Price will be determined. If the Closing Net Assets are less than $5,842,423, the difference and interest thereon will be due and payable to HDA by the Existing Shareholders; however, to the extent the Closing Net Assets are more than $5,842,423, the excess and interest thereon will be due and payable to the Existing Shareholders by HDA. Any adjustment to the Estimated Purchase Price pursuant to the preceding sentence shall be promptly paid to the Existing Shareholders by HDA, or to HDA by the Existing Shareholders (as the case may be). Any amounts payable pursuant to this paragraph shall bear interest from the Closing Date through the date of payment at an annual rate equal to LIBOR as reported in The Wall Street Journal on the Closing Date.

                                  ARTICLE II.
                                    CLOSING

          2.1  Closing.  The Closing of the transactions contemplated herein
               -------
(the "Closing") shall be held at 10:00 a.m. local time on October 8, 1999 (the "Closing Date") at the offices of Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois 60601. The place of the Closing and the Closing Date may be varied by agreement among the Parties.

          2.2  Sale of Capital Stock of Wheels and Brakes. On the terms and
               ------------------------------------------
subject to the conditions of this Agreement, on the Closing Date, the Existing Shareholders shall sell, transfer and assign to HDA, and HDA shall purchase and acquire from the Existing Shareholders, all of the capital stock of Wheels and Brakes.

          2.3  Payment of Purchase Price. At the Closing, HDA shall wire
               -------------------------
transfer the Purchase Price in immediately available funds in the amounts and to the bank accounts designated by the Existing Shareholders on Annex B hereto (less $500,000 (Five Hundred Thousand Dollars) to be delivered to the Escrow Agent (as defined in Section 6.10) pursuant to Section 8.6 hereof.


                                 ARTICLE III.
                       REPRESENTATIONS AND WARRANTIES OF
                           THE EXISTING SHAREHOLDERS

          The Existing Shareholders, jointly and severally, represent and warrant to HDA as follows, except as set forth in a disclosure schedule ("Schedule") attached hereto and made a part hereof, the number of each Schedule corresponding to the Section number to which it refers:

          3.1  Corporate Organization and Standing.  Wheels and Brakes is a
               -----------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to own or lease its properties and to carry on its business as presently conducted. Wheels and Brakes has delivered to HDA or its representatives complete and correct copies of its Articles of Incorporation and Bylaws (or other charter documents) and all amendments thereto. Wheels and Brakes is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now being conducted by it or the property owned or leased by it makes such qualification necessary, all of which are listed on Schedule 3.1.

          3.2  Authorization.  This Agreement, the Ancillary Agreements (as
               -------------
defined in Section 6.10) and the transactions contemplated hereby and thereby have been duly authorized (in the case of non-natural persons). This Agreement and the Ancillary Agreements have been duly executed and delivered by the Existing Shareholders party thereto and are the legal, valid and binding obligations of the Existing Shareholders party thereto, enforceable against them in accordance with their terms.

          3.3  No Conflict or Violation.  Neither the execution and delivery
               ------------------------
of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in or constitute a default under or result in the termination or the acceleration of, or the creation in any party of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate or cancel any indenture, contract, lease, sublease, loan agreement, note or other agreement, obligation or liability ("Contractual Obligation") to which Wheels and Brakes or any Existing Shareholder is a party or by which it, he or she is bound or to which its, his or her assets are subject or result in the creation of any lien or encumbrance upon any of said assets, (b) violate, conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws (or other organizational documents) of Wheels and Brakes, (c) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which Wheels and Brakes or any Existing Shareholder is subject or (d) violate, conflict with or result in a breach of any applicable rule or regulation of any federal, state, local or other governmental authority.

          3.4  Capitalization of Wheels and Brakes.  The authorized capital
               -----------------------------------
stock of Wheels and Brakes consists of 100,000 shares of common stock, $.04 par value per share (the "Common Stock"). As of the date of this Agreement, 68,934 shares of Common Stock are outstanding, all of which shares have been duly authorized, validly issued and are fully paid and non-assessable and are owned in the aggregate by the Existing Shareholders, and individually by the persons in the amount specified on Annex A hereto (the "Shares"). There are (a) no preemptive or similar rights on the part of any holder of any class of securities of Wheels and Brakes and (b) no options, warrants, conversion or other rights, agreements or commitments of any kind obligating Wheels and Brakes, contingently or otherwise, to issue, sell or otherwise cause to be outstanding any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares.

          3.5  Subsidiaries.  Except for the capital stock of the subsidiaries
               ------------
of Wheels and Brakes listed on Schedule 3.5, Wheels and Brakes does not own any capital stock of, or other securities evidencing an equity interest in, any corporation, partnership or other entity. All of the issued and outstanding shares of capital stock of such subsidiaries of Wheels and Brakes have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Wheels an Brakes, free and clear of any claims, liens, security interests, options, charges, restrictions and interests of others whatsoever. There are no options, warrants, conversions or other rights, agreements or commitments of any kind obligation any subsidiary of Wheels and Brakes, contingently or otherwise, to issue, sell or otherwise cause to be outstanding any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares. Wheels and Brakes has not, at any time within the past five years, repurchased, redeemed or otherwise acquired any shares of capital stock of any subsidiary of Wheels and Brakes.

          3.6  Title to Shares.  The Existing Shareholders have, and at
               ---------------
Closing will have, good and valid title to the Shares owned by them, free and clear of any claims, liens, security interests, options, charges, restrictions and interests of others whatsoever. Upon delivery to HDA at the Closing of certificates representing the Shares owned by the Existing Shareholders, duly endorsed by them for transfer to HDA, HDA will obtain good and valid title to such Shares, free and clear of any claims, liens, security interests, options, charges, restrictions and interests of others whatsoever except for any restrictions created by HDA. There are no voting trusts, proxies, or other agreements or understandings to which Wheels and Brakes or any Existing Shareholder is a party with respect to the voting, dividend rights or disposition of any of the Shares. The Existing Shareholders have no obligation, absolute or contingent, to any other person or entity to issue, sell or otherwise dispose of any capital stock of Wheels and Brakes or to effect any merger, consolidation, reorganization or other business combination of Wheels and Brakes or to enter into any agreement with respect thereto.

          3.7  Facilities.  Schedule 3.7 contains a complete and accurate list
               ----------
of all real property used in connection with the business of Wheels and Brakes (the "Real Property"), identifying which are owned ("Owned Real Property") and which are leased or subleased ("Leased Real Property"), and accurate and complete copies of preliminary title reports covering all of the Owned Real Property. The Owned Real Property and the Leased Real Property are sometimes hereinafter referred to collectively as the "Facilities" and individually as a "Facility."

          (a)  Owned Real Property.  Wheels and Brakes has good and marketable
               -------------------
fee simple title to all Owned Real property, free and clear of all encumbrances, except for taxes and assessments that are not yet due and payable, building codes and zoning ordinances and easements, restrictions, covenants, rights-of-way and reservations of record, which do not interfere with the present use of the property and have not arisen other than in the ordinary course of business ("Permitted Encumbrances"). Wheels and Brakes enjoys peaceful and undisturbed possession of all Owned Real Property.

          (b)  Actions.  There are no pending or, to the best knowledge of
               -------
Wheels and Brakes, threatened, condemnation proceedings or other actions, claims, suits, litigation, proceedings, notices of violation, inquiry or investigations (collectively, "Actions") relating to any of the Facilities or to any improvements constructed thereon.

          (c)  Leases or Other Agreements.  There are no leases, subleases,
               --------------------------
licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Owned Real Property or any portion thereof, or interest in any such Owned Real Property.

          (d)  Facility Leases and Leased Real Property. With respect to each of
               ----------------------------------------
its Leased Real Property, Wheels and Brakes is the sole lessee or sublessee and has an unencumbered interest in the leasehold estate related thereto. Wheels and Brakes enjoys peaceful and undisturbed possession of all of its Leased Real Property. To the best knowledge of Wheels and Brakes, each Facility lease or sublease is valid, binding and enforceable in accordance with its terms. Wheels and Brakes is not in default in any material respect under any Facility lease or sublease, and, to the best knowledge of Wheels and Brakes, no event or condition exists that with notice or lapse of time or both would constitute a default in any material respect by Wheels and Brakes under any Facility lease or sublease. True, correct and complete copies of all leases and subleases listed on Schedule 3.7, including all amendments, modifications, written waivers or supplemental agreements thereto, have been delivered to, or made available for inspection by, HDA or its representatives.

          (e)  Certificate of Occupancy.  All Facilities have received all
               ------------------------
required approvals of governmental authorities (including, without limitation, permits and a certificate of occupancy or similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and are and have been operated and maintained in accordance with applicable regulations.

          (f)  Utilities. All Facilities are supplied with utilities (including,
               ---------
without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated, and there is no condition which would reasonably be expected to result in the termination of the present access from any Facility to such utility services.

          (g)  Improvements, Fixtures and Equipment.  The improvements
               ------------------------------------
constructed on the Facilities, including, without limitation, all leasehold improvements, and all fixtures and equipment and other tangible assets owned, leased or used by Wheels and Brakes at the Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (v) sufficient for the operation of Wheels and Brakes' business as presently conducted and (vi) in conformity with all applicable regulations.

          (h)  No Special Assessment.  Wheels and Brakes has not received notice
               ---------------------
of any special assessment relating to any Facility or any portion thereof, and there is no pending or threatened special assessment.

          3.8  Financial Statements.
               --------------------

          (a) The audited balance sheets and statements of income, stockholders' equity and cash flows of Wheels and Brakes at and for the fiscal years ended January 31, 1999 and 1998 were prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of Wheels and Brakes as of their respective dates and for each such period. Wheels and Brakes has no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due that should have been recorded or reserved for on any such balance sheet and were not so recorded or reserved. The audited balance sheet of Wheels and Brakes at January 31, 1999 is referred to herein as the "Balance Sheet."

          (b) The unaudited balance sheet and statements of income, stockholders' equity and cash flows of Wheels and Brakes at and for the six months ended July 31, 1999 were prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of Wheels and Brakes as of its date and for such period and are consistent with the financial statements described in Section 3.8(a).

          (c)  Copies of the financial statements described in Section 3.8(a)-
(b) have been provided to HDA or its representatives.

          3.9  Books and Records.  Wheels and Brakes has made and kept and
               -----------------
given HDA and its representatives access to books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Wheels and Brakes. The minute books of Wheels and Brakes accurately and adequately reflect all action taken by the shareholders, board of directors and committees of the board of directors of Wheels and Brakes. The copies of the stock book records of Wheels and Brakes are true, correct and complete, and accurately reflect all transactions effected in Wheels and Brakes' equity interests through and including the date hereof. Wheels and Brakes has not engaged in any transaction, maintained any bank account or used any corporate funds except for the transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Wheels and Brakes, all of which have been provided or made available to HDA and its representatives.

          3.10 Litigation.  There is no claim, action, suit, proceeding, or
               ----------
investigation pending or, to the best knowledge of Wheels and Brakes, threatened against Wheels and Brakes or the directors, officers, agents or employees of Wheels and Brakes (in their capacity as such), or any properties or rights of Wheels and Brakes. There are no orders, writs, injunctions or decrees currently in force against Wheels and Brakes or the directors, officers, agents or employees of Wheels and Brakes (in their capacity as such) with respect to the conduct of Wheels and Brakes' business.

          3.11 Licenses and Permits; Compliance with Laws.  Schedule 3.11
               ------------------------------------------
sets forth a complete list of all licenses, franchises, permits, approvals and other governmental authorizations (collectively, "Licenses and Permits") held by Wheels and Brakes. Wheels and Brakes owns, holds or possesses all Licenses and Permits necessary or appropriate to entitle it to use its corporate name, to own or lease, operate and use its assets and properties and to carry on and conduct its business and operations as presently conducted. Wheels and Brakes is not in violation of or default under any Licenses or Permits or any judgment, order, writ, injunction or decree of any court or administrative agency issued against it or any law, ordinance, rule or regulation applicable to it. Wheels and Brakes' conduct of its business has been and is in compliance with all applicable laws, statutes, ordinances and regulations. Wheels and Brakes has not received any notice asserting a failure to comply with any law, statute, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency.

          3.12 Tax Matters.
               -----------

          (a) For purposes of this Agreement, (i) "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and (ii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b) Wheels and Brakes has timely filed, or caused to be timely filed, all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Wheels and Brakes (whether or not shown on any Tax Return) have been paid. Wheels and Brakes is not currently the beneficiary of any extension of time within which to file any Tax Return.
No claim has ever been made by an authority in a jurisdiction where Wheels and Brakes does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of Wheels and Brakes that arose in connection with any failure (or alleged failure) to pay any Tax.

          (c) Wheels and Brakes withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (d) There is no dispute or claim concerning any Tax Liability of Wheels and Brakes either (i) claimed or raised by any authority in writing or
(ii) of which Wheels and Brakes has knowledge. To the knowledge of Wheels and Brakes and each Existing Shareholder, no audit or examination of any Tax Return is currently in progress, and Wheels and Brakes has not received notice of any proposed audit or examination. Wheels and Brakes has furnished to HDA or its representatives correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Wheels and Brakes with respect to years ended on or before December 31, 1998. Wheels and Brakes has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) Wheels and Brakes has not filed a consent under Section 341(f) of the Code concerning collapsible corporations (or any comparable state income tax provision). Wheels and Brakes has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Wheels and Brakes is not a party to any Tax allocation, sharing or indemnity agreement. Wheels and Brakes (i) has not been a member of an affiliated group of corporations filing a consolidated federal income Tax Return and (ii) is not liable for the Taxes of any person under Reg. Sec. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. Schedule 3.12 hereto sets forth all material elections (e.g., accelerated depreciation, Sec. 263(a) regarding the allocation of overhead to inventory, and LIFO election for inventory accounting) in effect as of the date hereof with respect to Taxes affecting Wheels and Brakes.

          (f) The unpaid Taxes of Wheels and Brakes did not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet of Wheels and Brakes. Wheels and Brakes has made provision, in conformity with GAAP consistently applied, on the Balance Sheet and the interim financial statements for the payment of all Taxes which may subsequently become due.

          3.13 Brokers, Finders.  Wheels and Brakes has not retained any
               ----------------
broker or finder in connection with the transactions contemplated herein, and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

          3.14 Absence of Certain Changes.
               --------------------------

          Since January 31, 1999, Wheels and Brakes has conducted its business in the ordinary course and there has not occurred with respect to Wheels and
Brakes:

          (a) any material adverse effect on the business, operations, assets, results of operations, financial condition or prospects of Wheels and Brakes ("Material Adverse Effect");

          (b) any revaluation of assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;

          (c) any payment, discharge or satisfaction of any liabilities or obligations, other than in the ordinary course of business;

          (d) any incurrence of liabilities, except liabilities incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves;

          (e) any capital expenditure exceeding $10,000, the execution of any lease or the incurring of any obligation to make any capital expenditure or execute any lease other than in the ordinary course of business;

          (f) the failure to pay or satisfy when due any liability, except where the failure would not have a Material Adverse Effect;

          (g) any assets (whether real, personal or mixed, tangible or intangible) of Wheels and Brakes becoming subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except in the ordinary course of business;

          (h) the failure to carry on diligently the business in the ordinary course so as to preserve for HDA the assets, business and goodwill of Wheels and Brakes' suppliers, customers, distributors and others having business relations with it;

          (i) the disposition or lapsing of any Proprietary Rights (as defined in Section 3.16) or any disposition or disclosure to any person of any Proprietary Rights not heretofore a matter of public knowledge;

          (j) any cancellation or waiver of any material claims or rights of value, or any sale, lease, transfer, assignment, distribution or other disposition of any assets, except for sales of inventory in the ordinary course of business, or any disposal of any material assets for any amount;

          (k) an amendment, cancellation or termination of any contract, commitment, agreement, lease, transaction or permit relating to assets or the business or entry into any contract, commitment, agreement, lease, transaction or permit which is not in the ordinary course of business, including, without limitation, any employment or consulting agreements;

          (l) any amendment or change to any Employee Benefit Plan (as hereinafter defined) or any actuarial or accounting standards applicable to any such Employee Benefit Plan, or the establishment of or commitment to establish any employee benefit plan (as defined in ERISA);

          (m) any bonus paid or promised, an increase in the base compensation, or other payment or loan to any director, officer or employee, whether now or hereafter payable or granted (other than increases in base compensation not to exceed 5% per annum in the ordinary course consistent in timing and amount with past practices), or entry into or variation of the terms of any employment or incentive agreement with any such person;

          (n) an adverse change in employee relations which has or is reasonably likely to have an adverse effect on the productivity, the financial condition, results of operations or business of Wheels and Brakes or the relationships between the employees of Wheels and Brakes and the management of Wheels and Brakes;

          (o) any change in any method of accounting or keeping books of account or accounting practices other than changes necessary to conform to changes in GAAP;

          (p) any material damage, destruction or loss of any asset, whether or not covered by insurance;

          (q) the issuance, delivery or sale of any equity securities, or alteration in terms of any outstanding securities issued by it or any increase in its indebtedness for borrowed money;

          (r) the declaration, payment or setting aside for payment of any dividend or other distribution (whether in cash, stock or property or otherwise), the redemption, purchase or other acquisition of any shares of Common Stock, or the creation of any securities convertible into or exchangeable for any shares of Common Stock or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

          (s) the consummation or adoption of any plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of Wheels and Brakes;

          (t) the existence of any other event or condition which, in any one case or in the aggregate, has been or might reasonably be expected to have a Material Adverse Effect; or

          (u) an agreement to do any of the things described in the preceding clauses (a) - (t) other than as expressly provided for herein.

          3.15 Material Contracts.  Schedule 3.15 attached hereto sets forth
               ------------------
a complete and correct list of all the Material Contracts to which Wheels and Brakes or, in the case of Section 3.15(g), any Existing Shareholder, is a party. As used in this Agreement, "Material Contracts" means:

          (a)  all such contracts not made in the ordinary course of business;

          (b) all such leases or other agreements under which Wheels and Brakes is a lessor or lessee of any real property or any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the business of Wheels and Brakes, which entails annual payments, in the case of any such lease or agreement, in excess of $10,000;

          (c) all such options with respect to any property, real or personal, whether Wheels and Brakes is the grantor or grantee thereunder;

          (d) all such distribution, franchise, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to Wheels and Brakes' assets or business and that are not cancelable on not more than 30 days notice and without cancellation penalties or severance payments, in the case of any such contract or group of contracts, in excess of $10,000;

          (e) all such mortgages, indentures, security agreements, pledges, notes, loan agreements or guaranties relating to Wheels and Brakes;

          (f) all such contracts and agreements to which Wheels and Brakes is a party and which are (i) outstanding contracts with its officers, employees, agents, consultants, advisors, salespeople, sales representatives, distributors, sales agents or dealers of Wheels and Brakes other than contracts which by their terms are cancelable by Wheels and Brakes with notice of not more than 30 days and without cancellation penalties or severance payments, in the case of any such contract or group of contracts, in excess of $10,000, (ii) collective bargaining agreements and (iii) pension, profit-sharing, bonus, retirement, stock option or employee benefit plans or other similar plans or arrangements of Wheels and Brakes;

          (g) any covenant not to compete or similar restriction on Wheels and Brakes or any Existing Shareholder;

          (h) any contract with the United States, state or local government or any agency or department thereof, involving expenditures or liabilities in excess of $10,000; or

          (i) any contract or agreement providing for the receipt or payment (whether the obligations are fixed or contingent) of $10,000 or more after the date of this Agreement, including, without limitation, agreements calling for penalties or payments upon voluntary termination or withdrawal by Wheels and Brakes.

The Existing Shareholders have furnished to HDA or its representatives true and correct copies of all Material Contracts, including all amendments and supplements thereto.

          3.16 Proprietary Rights.
               ------------------

          (a) Schedule 3.16(a) lists the material patents, trademarks (whether registered or unregistered), service marks, trade names, service names, brand names, logos and copyrights (collectively, the "Proprietary Rights") for Wheels and Brakes. Schedule 3.16(a) also sets forth: (i) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (ii) for each trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered and (iii) for each copyright, the number and date of filing for each country in which a copyright has been filed. The Proprietary Rights listed in Schedule 3.16(a) are all those used by Wheels and Brakes in connection with its businesses. True and correct copies of all patents (including all pending applications) owned, controlled, created or used by or on behalf of Wheels and Brakes or in which Wheels and Brakes has any interest whatsoever have been provided to HDA or its representatives.

          (b) Wheels and Brakes has no obligation to compensate any person for the use of any such Proprietary Rights nor has Wheels and Brakes granted to any person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

          (c) Wheels and Brakes owns or has a valid right to use each of the Proprietary Rights, and the Proprietary Rights will not cease to be valid rights of Wheels and Brakes by reason of the execution, delivery and performance of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. All of the pending patent applications have been duly filed. Wheels and Brakes has not received any notice of invalidity or infringement of any rights of others with respect to such trademarks. Wheels and Brakes has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other person. No other person (i) has the right to use any Proprietary Rights, (ii) has notified Wheels and Brakes that it is claiming any ownership of or right to use such Proprietary Rights or (iii) to the best knowledge of Wheels and Brakes, is infringing upon any such Proprietary Rights in any way. Wheels and Brakes' use of any Proprietary Rights does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no action has been instituted against or notices received by Wheels and Brakes that are presently outstanding, alleging that Wheels and Brakes' use of the Wheels and Brakes name and its variations used in the Wheels and Brakes business infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights.

There are not, and it is reasonably expected that after the Closing there will not be, any restrictions on the right of Wheels and Brakes to sell products manufactured or remanufactured by Wheels and Brakes in connection with the operation of its business.

          3.17  Labor Matters.  Wheels and Brakes is not a party to any labor
                -------------
agreement with respect to its employees with any labor organization, union, group or association, and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. Wheels and Brakes has not experienced any attempt by organized labor or its representatives to make it conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Wheels and Brakes. There is no labor strike or labor disturbance pending or, to the best knowledge of Wheels and Brakes, threatened against Wheels and Brakes, nor is any grievance currently being asserted, and Wheels and Brakes has not experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Without limiting the foregoing, Wheels and Brakes is in compliance with the Immigration Reform and Control Act of 1986 and maintains a current Form I-9, as required by such Act, in the personnel file of each employee hired after November 9, 1986.

          3.18  Consents.  No consent, approval, authorization, order, filing,
                --------
registration or qualification (each a "Consent") of or with any court, governmental authority or third person is required to be made or obtained by Wheels and Brakes or any Existing Shareholder in connection with the execution and delivery of this Agreement, the Ancillary Agreements or the consummation by Wheels and Brakes and the Existing Shareholders of the transactions contemplated herein and therein, except for (a) consents required under the Facility leases and subleases as set forth on Schedule 3.18, (b) consents listed on Schedule
3.18 that are required to be made or obtained after the Closing under Licenses and Permits and (c) filings, registrations, licenses and permits listed on
Schedule 3.18 generally applicable to businesses similar to those of Wheels and Brakes required to be obtained or made by Wheels and Brakes after the Closing in the ordinary course of business as a result of the consummation of the transactions contemplated hereby.

          3.19  Employee Benefit Plans; Employment Agreements.
                ---------------------------------------------

          (a)   Plans. Schedule 3.19(a) sets forth a true, complete and accurate
                -----
list of: (i) any and all severance or employment agreements with any current or former director, officer, independent contractor or employee of Wheels and Brakes; (ii) any and all severance plans, programs or policies; (iii) any and all plans, agreements or arrangements relating to current or former directors, officers, independent contractors or employees of Wheels and Brakes containing change in control provisions or currently established, maintained or contributed to by Wheels and Brakes, including bonus, incentive compensation, stock ownership, stock option, stock appreciation, stock purchase, phantom stock, vacation, retirement, insurance, severance, supplemental unemployment, disability, death benefit, hospitalization, medical, workers compensation, pension, employee stock ownership, profit-sharing or deferred compensation plans; (iv) collective bargaining agreements; (v) any employee welfare and employee pension benefit plans (as such terms are defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently established, maintained or contributed to by Wheels and Brakes and are applicable to Wheels and Brakes' former or current employees (singularly, "Employee Benefit Plan" and collectively, "Employee Benefit Plans"); and (vi) all Employee Benefit Plans, except those disclosed above, previously established, maintained or contributed to by Wheels and Brakes, or any one of them acting alone ("Terminated Employee Benefit Plans").

          (b)  Pension and Welfare Benefit Plans.  With respect to the Employee
               ---------------------------------
Benefit Plans and Terminated Employee Benefit Plans, each as described on
Schedule 3.19(a):

               (i) each Employee Benefit Plan is in compliance with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to such Employee Benefit Plans, including but not limited to ERISA and the Code, and each Employee Benefit Plan has been administered in accordance with its terms;

               (ii) with respect to any Employee Benefit Plan which is an employee welfare benefit plan (which term shall have the meaning set forth in Section 3(3) of the ERISA), any trust related thereto has been determined to be tax-exempt by the IRS pursuant to Code (S) 501(c)(9) and nothing has occurred since the time of such determination to cause the loss of such trust's tax-exempt status. Each Employee Benefit Plan intended to be qualified pursuant to Code (S) 401(a) and Code (S) 501(a) is qualified under Code (S) 401(a) and Code (S) 501(a) and has received a favorable determination letter from the IRS covering the Tax Reform Act of 1986, as amended, that such ERISA Plans are so qualified and each trust established in connection with any such plan is exempt from federal income taxation and nothing (either in form or operation) has since occurred from the date of the last favorable determination letter to cause the loss of such qualification;

               (iii) all required reports and disclosures (including without limitation the IRS Form 5500 Annual Return/Report, summary annual report and summary plan description) with respect to each Employee Benefit Plan have been timely filed and distributed;

               (iv) any notices required by ERISA or the Code or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to such Employee Benefit Plans have been appropriately given;

               (v) all required contributions for all periods ending prior to Closing (including periods from the first day of the current plan year to Closing) will be made to such Employee Benefit Plans prior to the Closing Date by Wheels and Brakes;

               (vi) Wheels and Brakes has not taken any action directly or indirectly that obligates Wheels and Brakes to institute, modify or change any Employee Benefit

     Plan, any change in the manner in which contributions are made or the basis on which such contributions are determined;

               (vii) all insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to such Employee Benefit Plans for policy years or other applicable policy periods ending on or before Closing;

               (viii) with respect to each such Employee Benefit Plan, neither Wheels and Brakes, its affiliates, nor any fiduciary (as defined in ERISA
     (S) 3(21)) of any Employee Benefit Plan have engaged in any prohibited transactions (as defined in ERISA (S) 406 or Code (S) 4975); no penalty, fine, tax, action, suit, grievance, arbitration, investigation, audit, litigation or claim (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to any Employee Benefit Plans, Wheels and Brakes, or any fiduciary (as defined in ERISA (S) 3(21)) of any such Employee Benefit Plan (including without limitation any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct which allegedly interferes with the attainment of rights under such plans); neither Wheels and Brakes, nor any fiduciary with respect to any Employee Benefit Plan has any knowledge of any facts that would give rise to or could give rise to any penalty, fine, tax, action, suit, grievance, arbitration or other manner of litigation, or claim; and Wheels and Brakes has not incurred any lien under Section 401(a)(29) or any liability for any tax or civil penalty imposed by Section 4971 or 4976 of the Code or Section 502 of ERISA and no condition or set of circumstances exists that presents a risk to Wheels and Brakes of incurring any such lien or liability;

               (ix) no Employee Benefit Plan is (A) a "defined benefit" plan (as defined in Section 3(35) of ERISA, (B) a "multiemployer plan" within the meaning of Section 3(37) of ERISA, (C) a "multiple employer" or a "multiple employer welfare arrangement" within the meaning of Section 413(c) of the Code or Section 514(b)(6) of ERISA, respectively, or (D) a "welfare benefit fund" as defined in Section 419(e) of the Code;

               (x) neither Wheels and Brakes nor any of its affiliates is subject to any liability under Title IV of ERISA, including without limitation any withdrawal liability on behalf of a multiemployer plan;

               (xi) none of Wheels and Brakes or any of its directors, officers, employees or any fiduciary of any Employee Benefit Plan has any liability for a breach of fiduciary responsibility imposed by ERISA for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such Employee Benefit Plans;

               (xii) except as disclosed on Schedule 3.19(a), none of such Employee Benefit Plans has been completely or partially terminated, except that the Wheels and

     Brakes, Inc. Employee Stock Ownership Plan ("ESOP") has been validly terminated prior to Closing, and such termination, and all actions taken to effectuate or otherwise related to such termination, comply in all respects with the terms of the ESOP and with ERISA, the Code and other applicable law;

               (xiii) no current or former employee of Wheels and Brakes will be entitled to any payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event such as a termination of employment) and no trustee under any "rabbi trust" or similar arrangement in connection with any Employee Benefit Plan will be entitled to payment as a result of the transactions contemplated by this Agreement; and

               (xiv) no Employee Benefit Plan provides medical, life or other welfare benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law). With respect to any contract or arrangement with an insurance company providing funding under any Employee Benefit Plan, there is no material liability for any retroactive rate adjustment. Except as disclosed on Schedule 3.19(a), Wheels and Brakes has the right to amend or to terminate its participation with respect to each Employee Benefit Plan. Each Employee Benefit Plan that is a "group health plan," as defined in Section 5000 of the Code has been operated in accordance with Section 4980B of the Code, Section 9801 and the secondary payor requirements of Section 1862(b) of the Social Security Act.

          3.20 Compliance with Environmental Laws.
               ----------------------------------

          (a)  Definitions. The following terms, when used in this Section 3.20,
               -----------
shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

               (i) "Wheels and Brakes" for the purposes of this Section, shall include (A) Wheels and Brakes, (B) all partnerships, joint ventures and other entities or organizations in which Wheels and Brakes was at any time or is a partner, joint venturer, member or participant and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Wheels and Brakes or to which Wheels and Brakes has succeeded.

               (ii) "Release" shall mean and include any existing or previously existing spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any hazardous substance, and/or otherwise as defined in any Environmental Law.

               (iii) "Hazardous Substance" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

               (iv) "Environmental Laws" shall mean all laws, statutes, regulations, rules, ordinances, by-laws, orders or determinations of any governmental or judicial authority at the federal, state or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including, without limitation, protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act and the Hazardous Materials Transportation Act.

               (v) "Environmental Conditions" means the introduction into the environment, whether or not yet discovered, of any pollution, including, without limitation, any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon any Facility or former Facility or other property and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which has or may become liable to any person or by reason of which any Facility, former Facility or any of the assets of Wheels and Brakes may suffer or be subjected to any lien or as a result of which Wheels and Brakes or HDA could incur any damage, loss, cost, expense, claim, demand, order or liability to a third party (including, without limitation, any governmental authority).

          (b)  Notice of Violation.  Wheels and Brakes has not received a notice
               -------------------
of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Facilities, the former Facilities or otherwise or (ii) an alleged violation of or non-compliance with the conditions of any permit required under any Environmental Law or the provisions of any Environmental Law. Wheels and Brakes has not received notice of any other claim, demand or action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or former Facilities, or in connection with any operations or activities of Wheels and Brakes.

          (c)  Environmental Conditions.  There are no present or past
               ------------------------
Environmental Conditions.

          (d)  Environmental Audits or Assessments.  True, complete and correct
               -----------------------------------
copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Wheels and Brakes, of all environmental audits or assessments which have been conducted at any Facility or former Facility within the past five years, either by Wheels and Brakes or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to HDA or its representatives and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which Wheels and Brakes has knowledge is included in Schedule 3.20(d) hereto.

          (e)  Indemnification Agreements.  Wheels and Brakes is not a party,
               --------------------------
whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any lease or other contract (excluding insurance policies disclosed on Schedule 3.23) under which Wheels and Brakes is obligated by or entitled to the benefits of directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning environmental conditions.

          (f)  Releases or Waivers.  Wheels and Brakes has not released any
               -------------------
other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

          (g)  Notices, Warnings and Records.  Wheels and Brakes has given all
               -----------------------------
notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

          (h)  Compliance.  Wheels and Brakes has never violated and is
               ----------
presently in compliance with all Environmental Laws.

          (i)  Hazardous Material.  Wheels and Brakes has not generated,
               ------------------
manufactured, refined, transported, treated, disposed of, stored, handled, transferred, produced or processed any Hazardous Material.

          (j)  Underground Storage Tanks.  There are no underground storage
               -------------------------
tanks at any Facility owned or operated by Wheels and Brakes. Wheels and Brakes does not own or operate any underground storage tanks, whether currently in use or formerly used.

          (k)  Asbestos Containing Material.   There is no asbestos containing
               ----------------------------
material at any Facility owned or operated by Wheels and Brakes.

          (l)  Liens.  No lien has been imposed on any Facility pursuant to any
               -----
Environmental Law.

          3.21 Certain Business Relationships with Wheels and Brakes.  Except
               -----------------------------------------------------
as disclosed on Schedule 3.21, none of the Existing Shareholders has been involved in any business arrangement or relationship with Wheels and Brakes within the past 12 months, and none of such Existing Shareholders owns any assets, tangible or intangible, that are used in the business of Wheels and Brakes.

          3.22 Undisclosed Liabilities.  Wheels and Brakes has no liabilities
               -----------------------
or obligations, whether accrued, absolute, contingent or otherwise except (a) to the extent reflected or reserved for on the Balance Sheet, (b) liabilities or obligations incurred in the normal and ordinary course of business of Wheels and Brakes since January 31, 1999, (c) liabilities or obligations disclosed in
Schedule 3.22 hereto and in the other Schedules attached hereto or (d) liabilities or obligations disclosed elsewhere in this Agreement.

          3.23 Insurance.  Schedule 3.23 contains a complete and accurate
               ---------
list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, loss experience history by line of coverage) maintained by Wheels and Brakes on its
(a) business, (b) assets or (c) employees at any time since December 31, 1992. All insurance coverage applicable to Wheels and Brakes, or its business or assets is in full force and effect, insures Wheels and Brakes in reasonably sufficient amounts against all risks usually insured against by persons operating similar business or properties of similar size in the localities where such business or properties are located, provides coverage as may be required by applicable regulation and by any and all contracts to which Wheels and Brakes is a party and has been issued by insurers of recognized responsibility. There is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no premiums for any such insurance that are due or past due and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments. All products liability, general liability and workers' compensation insurance policies maintained by Wheels and Brakes have been occurrence policies and not claims made policies. There are no outstanding performance bonds covering or issued for the benefit of Wheels and Brakes. There are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. No insurer has advised Wheels and Brakes that it intends to reduce coverage, increase premiums or fail to renew any existing policy or binder.

          3.24  Accounts Receivable.  The accounts receivable set forth on the
                -------------------
Balance Sheet, and all accounts receivable arising since the date of the Balance Sheet, represent bona fide claims of Wheels and Brakes against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the Balance Sheet and, in the case of accounts receivable arising since the date of the Balance Sheet, to the extent of a reasonable reserve rate for bad debts on accounts receivable which is not greater than the rate reflected by the reserve for bad debts on the Balance Sheet.

          3.25  Inventory.  Schedule 3.25 contains a complete and accurate
                ---------
list of the addresses at which all inventory as set forth on the Balance Sheet, and all inventory acquired since the date of the Balance Sheet, is located. The inventory as set forth on the Balance Sheet or arising since the date of the Balance Sheet was acquired and has been maintained in accordance with the regular business practices of Wheels and Brakes consists of new and unused items of a quality and quantity usable or saleable in the ordinary course of business, and is valued using average cost at the lower of cost or market on a LIFO basis. None of such inventory is obsolete, unusable, slow-moving, damaged or unsaleable in the ordinary course of business, except for such items of inventory which have been written down to realizable market value, or for which adequate reserves have been provided in the Balance Sheet.

          3.26  Payments.  Wheels and Brakes has not, directly or indirectly,
                --------
paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the business, assets or operations of Wheels and Brakes, that is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction. Wheels and Brakes has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

          3.27  Customers, Distributors and Suppliers.  Schedule 3.27 sets
                -------------------------------------
forth a complete and accurate list of the names and addresses of Wheels and Brakes' ten largest (in terms of dollar volume) (a) customers, distributors and other agents and representatives during Wheels and Brakes' last fiscal year, showing the approximate total sales in dollars by Wheels and Brakes to such customer during such fiscal year; and (b) suppliers during Wheels and Brakes' last fiscal year, showing the approximate total purchases in dollars by Wheels and Brakes from such supplier during such fiscal year. Since January 31, 1999, there has been no adverse change in the business relationship of Wheels and Brakes with any customer, distributor or supplier named on Schedule 3.27. Wheels and Brakes has not received any communication from any customer, distributor or supplier named on Schedule 3.27 of any intention to terminate or materially reduce purchases from or supplies to Wheels and Brakes.

          3.28  Computer Systems.  The computer systems used in Wheels and
                ----------------
Brakes' business are capable of the following before, during or after January 1, 2000 ("Year 2000 Compliant"): (a) handling date information involving all and any dates before, during or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (b) operating, accurately without interruption on and in respect of any and all dates before, during or after January 1, 2000 and without any change in performance;

(c) responding to and processing two digit year input without creating any ambiguity as to the century; and (d) storing and providing date input information without creating any ambiguity as to the century. Wheels and Brakes has made appropriate inquiries of its material vendors or suppliers and has been assured that such persons' computer systems are Year 2000 Compliant.

          3.29  Material Misstatements Or Omissions.  No representations or
                -----------------------------------
warranties by any Existing Shareholder in this Agreement, nor any document, exhibit, statement, certificate or Schedule heretofore or hereinafter furnished to HDA or its representatives pursuant hereto, or in connection with the transactions contemplated hereby, including, without limitation, the Schedules, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. The Existing Shareholders have disclosed all events, conditions and facts materially affecting the business, prospects and financial condition of Wheels and Brakes, taken as a whole.


                                  ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF HDA

          HDA represents and warrants to the Existing Shareholders as follows:

          4.1  Corporate Organization and Standing.  HDA is a corporation,
               -----------------------------------
duly incorporated and validly existing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to execute and deliver this Agreement, the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.

          4.2  Authorization.  This Agreement and the Ancillary Agreements
               -------------
have been duly authorized. This Agreement and the Ancillary Agreements have been duly executed and delivered by HDA, and are the legal, valid and binding obligations of HDA, enforceable against it in accordance with their terms.

          4.3  No Conflict or Violation.  Neither the execution and delivery
               ------------------------
of this Agreement, the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (a) result in the acceleration of, or the creation in any party of any right to accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which HDA is a party or by which it is bound or to which any of its assets is subject, (b) conflict with or result in a breach of or constitute a default under any provision of HDA's Articles of Incorporation or Bylaws (or other charter documents), or a default under or violation of any material restriction, lien, encumbrance or any contract to which HDA is a party or by which it is bound or to which any of its assets is subject or result in the creation of any lien or encumbrance upon any of said assets, (c) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which HDA is subject or (d) violate, conflict with or result in a breach of any applicable federal or state rule or regulation.

                                  ARTICLE V.
                            POST-CLOSING COVENANTS

          The Existing Shareholders and HDA each covenant with the others as follows:

          5.1  Further Assurances.  Upon the terms and subject to the
               ------------------
conditions contained herein, the Parties agree, after the Closing, (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement or the Ancillary Agreements, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (c) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the Parties agree to use their respective best efforts (i) to obtain all necessary waivers, consents and approvals from other parties (including, without limitation, governmental entities) to the consummation of the transactions contemplated by this Agreement; (ii) to obtain all necessary Licenses and Permits as are required to be obtained under any regulations; (iii) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby; (iv) to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (v) to give all notices to, and make all registrations and filings with third parties, including, without limitation, submissions of information requested by governmental authorities; and (vi) to fulfill all conditions to this Agreement.

          5.2  Tax Matters.
               -----------

          (a) HDA shall prepare or complete, or cause to be prepared or completed, and timely file, or cause to be timely filed, all Tax Returns of Wheels and Brakes required to be filed after the Closing Date and, subject to
Section 5.2(b) hereof, shall timely pay, or cause to be timely paid, when due, all Taxes relating to such Tax Returns. With respect to Tax Returns of Wheels and Brakes not filed prior to the Closing Date that relate to a taxable period that ends on or prior to or includes the Closing Date, such Tax Returns shall be prepared or completed by HDA in a manner consistent with the prior practice of Wheels and Brakes.

          (b) Although Wheels and Brakes, as the taxpayer or in connection with filing the Tax Returns specified in Section 5.2(a) above, may be required to pay
(i) Taxes relating to time periods ending on or before the Closing Date (the "Pre-Closing Period"), and (ii) Taxes for any Straddle Period (as hereinafter defined) that is allocated pursuant to this Section 5.2(b) to the Pre-Closing Period (such liabilities collectively, the "Pre-Closing Taxes) it is the intention of the Parties that, to the extent such Pre-Closing Taxes (including any penalties, interest or additions to Tax) were not fully accrued on the Balance Sheet, the Existing Shareholders will be responsible for such Pre-Closing Taxes. In the case of any Tax period that includes but does not end on the Closing Date (a "Straddle Period"), Taxes of Wheels and Brakes shall be allocated to the Pre-Closing Period using an interim closing of the books method assuming that such Tax period ended at the close of the Closing Date, except that (i) exceptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a per diem basis and
(ii) real property, personal property and intangibles and other similar Taxes shall be allocated in accordance with the principals of Section 164(d) of the Code. The Existing Shareholders shall indemnify, defend and hold HDA and Wheels and Brakes harmless from and against any and all liability for Pre-Closing Taxes to the extent such Pre-Closing Taxes were not fully accrued on the Balance Sheet. HDA shall provide the Existing Shareholders with a copy of any Tax Return with respect to which the Existing Shareholders have agreed to indemnify HDA pursuant to this Section 5.2(b), accompanied by a statement calculating in reasonable detail the Existing Shareholders' indemnification obligation. The Existing Shareholders shall pay to HDA the amount of such indemnification obligation within 15 days of receipt of any such Tax Return and the accompanying statement.

          (c) The Existing Shareholders shall be liable for, and shall timely pay, any and all gains, transfer, sales, use, bulk sales, recording, registration, documentary, stamp and other Taxes that may result form, or be incurred in connection with, the transactions contemplated by this Agreement ("Conveyance Taxes"). The Existing Shareholders shall, at their own expense, properly complete, sign and timely file any and all required Tax Returns with respect to Conveyance Taxes. The Existing Shareholders shall indemnify, defend and hold HDA and Wheels and Brakes harmless from and against all liability for Conveyance Taxes. HDA shall provide the Existing Shareholders with a copy of any Tax Return with respect to which the Existing Shareholders have agreed to indemnify HDA, accompanied by a statement calculating in reasonable detail the Existing Shareholders' indemnification obligation pursuant to this Section 5.2(c). The Existing Shareholders shall pay to HDA the amount of such indemnification obligation within 15 days of receipt of any such Tax Return and the accompanying statement.

          (d) The Existing Shareholders shall indemnify, defend and hold HDA and Wheels and Brakes harmless from and against any and all liability for Taxes or other Losses arising out of a breach or inaccuracy of any representation or warranty contained in Section 3.12 and any and all liability for reasonable legal, accounting and apprisal fees and expenses with respect to any liability for Taxes described above in Section 5.2. HDA shall provide the Existing Shareholders with a statement calculating in reasonable detail the Existing Shareholders' indemnification obligation pursuant to this Section 5.2(d). The Existing Shareholders shall pay to HDA the amount of such indemnification obligation within 15 days of receipt of any such statement.

          (e) HDA shall promptly notify the Existing Shareholders in writing upon receipt by HDA or any affiliate of HDA of notice of any pending or threatened proceeding relating to Taxes for which the Existing Shareholders may be liable under a Tax proceeding ("Tax Proceeding"). The Existing Shareholders shall have the sole right to control, conduct, and otherwise represent the interests of Wheels and Brakes in any such Tax Proceeding; provided, however,
                                                           --------  -------
that without the prior written approval of HDA, which approval shall not be unreasonably withheld or delayed, the Existing Shareholders shall not agree or consent to compromise or settle any issue or claim arising in any such Tax Proceeding to the extent that any such compromise, settlement, consent or agreement could have an adverse effect on HDA for any period ending after the Closing Date.

          (f) Neither HDA nor any affiliate of HDA shall, without the prior written consent of the Existing Shareholders, which consent shall not be unreasonably withheld or delayed, file or cause to be filed, any amended Tax Return or claim for Tax refund with respect to Wheels and Brakes relating to Taxes for which the Existing Shareholders may be liable hereunder. Promptly after the reasonable request of the Existing Shareholders, at the sole expense of the Existing Shareholders, HDA shall, or cause Wheels and Brakes, to file any amended Tax Return or claim for Tax refund relating to Taxes for which the Existing Shareholders may be liable hereunder, provided that such amended Tax
                                               --------
Returns or claims shall be prepared in a manner consistent with the prior practice of Wheels and Brakes (including elections and accounting methods and conventions) and, in the reasonable determination of HDA, shall conform to applicable laws and regulations. If HDA or any affiliate of HDA shall receive a Tax refund relating to a period or transaction for which the Existing Shareholders are liable hereunder, HDA shall, within 30 days after receipt of such Tax refund, remit such Tax refund (including any interest received on such Tax refund and net of (i) any Tax cost relating to the receipt of such Tax refund and (ii) any unreimbursed cost or expense incurred in obtaining such Tax refund), to the Existing Shareholders. For purposes of this Section 5.2, the term "Tax refund" shall include a reduction in Tax or the use of an overpayment as a credit or other Tax offset, and the receipt of a refund shall be deemed to be realized upon the earliest to occur of (i) the date on which HDA has actual knowledge that a payment due to the relevant taxing authority (for which HDA would be responsible under this Agreement) has been offset by such a refund and
(ii) the receipt of cash.

          (g) After the date hereof, HDA and Wheels and Brakes shall provide each other and the Existing Shareholders, with such cooperation and information relating to Wheels and Brakes as either party reasonably may request in (i) filing any Tax Return, amended Tax Return or claim for Tax refund, (ii) determining any Tax liability or a right to a Tax refund, (iii) conducting or defending any proceeding in respect of Taxes or (iv) effectuating the terms of this Agreement. The Parties and Wheels and Brakes shall retain all Tax Returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such Tax Returns and other documents relate and until the final determination of any Tax in respect of such years. Any information obtained under this Section
5.2 shall be kept confidential, except as may be otherwise necessary in connection with filing any Tax Return, amended Tax Return, or claim for Tax refund, determining any Tax liability or right to a Tax refund, or in conducting or defending any proceedings in respect of Taxes.

          (h) The obligations of the parties set forth in this Section 5.2 shall be unconditional and absolute and shall remain in effect until the date that is 90 days after the expiration of the relevant statute of limitations applicable to the Taxes at issue, giving effect to all valid waivers or extensions thereof. Claims for indemnification arising under or with respect to
Section 3.11 or this Section 5.2 may not be made unless notice of such claims has been given on or prior to the date that is 90 days after the expiration of the relevant statute of limitations applicable to the Taxes at issue, giving effect to all valid waivers or extensions thereof.

          (i) All rights and obligations of the parties hereto with respect to Taxes, including all rights or either party to indemnification with respect to Taxes, shall be governed exclusively by the provisions of this Section 5.2 and 3.12, and in particular, the provisions of Article VIII shall not apply to obligations arising under this
Section 5.2.

                                  ARTICLE VI.
                CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS
                                    BY HDA

          The obligations of HDA under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived by HDA.

          6.1  No Injunctive Proceedings.  No preliminary or permanent
               -------------------------
injunction or other order (including a temporary restraining order) of any state or federal court or other governmental agency which prevents the consummation of the transactions that are the subject of this Agreement shall have been issued and remain in effect.

          6.2  Representations and Warranties.  Except as otherwise
               ------------------------------
contemplated by this Agreement, all representations and warranties of the Existing Shareholders contained in this Agreement shall be true and correct as of the Closing Date.

          6.3  Performance of Agreements.  The Existing Shareholders shall
               -------------------------
have performed in all material respects all obligations, agreements and commitments required to be fulfilled by them pursuant to the terms hereof on or prior to the Closing Date.

          6.4  Compliance Certificate.  The Existing Shareholders shall have
               ----------------------
delivered to HDA or its representatives, their respective certificates, dated the Closing Date, as to the fulfillment of the conditions set forth in Sections
6.2 and 6.3 hereof.

          6.5  Stock Certificates.  The Existing Stockholders shall deliver to
               ------------------
HDA certificates representing all of the Shares, together with duly executed transfer powers in favor of HDA.

          6.6  Stock Books.  HDA shall have received the stock books, stock
               -----------
ledgers, minute books and corporate seals (if any) of Wheels and Brakes.

          6.7  Officers and Directors.  HDA shall have received the written
               ----------------------
resignation of all officers and directors of Wheels and Brakes in office immediately prior to the Closing.

          6.8  Opinion of Counsel.  HDA shall have received the opinion of
               ------------------
Chambers, Mabry, McClelland & Brooks, LLP, counsel for Wheels and Brakes and the Existing Shareholders, in the form set forth in Schedule 6.8 hereto.

          6.9  Consents, Etc.  All authorizations, consents or approvals of
               --------------
any and all third parties and governmental regulatory authorities necessary in connection with the consummation of the Closing shall have been obtained and be in full force and effect. Copies of all such authorizations, consents or approvals shall have been delivered to HDA or its representatives.

          6.10 Ancillary Agreements.  The following agreements (the
               --------------------
"Ancillary Agreements") shall have been duly executed and delivered by all parties thereto other than HDA: (a) an escrow agreement (the "Escrow Agreement") by and among HDA, the Existing Shareholders and Chase Manhattan Bank and Trust Company, National Association, as "Escrow Agent," substantially in the form attached hereto as Exhibit C; and (b) noncompetition agreements, by and between HDA and George W. Foote, III and HDA and Dennis J. Bailey.

          6.11 Nonforeign Affidavit.  Each Existing Shareholder shall furnish
               --------------------
to HDA an affidavit, stating, under penalty of perjury, its United States taxpayer identification number and that it is not a foreign person, pursuant to
Section 1445(b)(2) of the Code.


                                 ARTICLE VII.
                CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS
                         BY THE EXISTING SHAREHOLDERS

          The obligations of the Existing Shareholders under this Agreement are subject to the fulfillment prior to the Closing of each of the following conditions, any one or more of which may be waived by the Existing Shareholders:

          7.1  No Injunctive Proceedings.  No preliminary or permanent
               -------------------------
injunction or other order (including a temporary restraining order) of any state or federal court or other governmental agency which prevents the consummation of the transactions which are the subject of this Agreement shall have been issued and remain in effect.

          7.2  Representations and Warranties.  Except as otherwise
               ------------------------------
contemplated by this Agreement, all representations and warranties of HDA contained in this Agreement shall be true and correct as of the Closing Date.

          7.3  Performance of Agreements; Instruments of Transfer.  HDA shall
               --------------------------------------------------
have performed in all material respects all obligations, agreements and commitments required to be fulfilled by HDA pursuant to the terms hereof on or prior to the Closing Date.

          7.4  Compliance Certificates.  HDA shall have delivered to the
               -----------------------
Existing Shareholders a certificate, dated the Closing Date, executed on its behalf by its President or a Vice President, as to the fulfillment of the conditions set forth in Sections 7.2 and 7.3 hereof.

          7.5  Ancillary Agreements.  The condition set forth in Section 6.10
               --------------------
shall be satisfied.

          7.6  Consents; Etc.  All authorizations, consents or approvals of
               -------------
any and all third parties and governmental regulatory authorities necessary to be obtained prior to the Closing in connection with the consummation by HDA of the Closing shall have been obtained and be in full force and effect, except where a failure to obtain an authorization, consent or approval is a result of a breach by Wheels and Brakes or the Existing Shareholders.


                                 ARTICLE VIII.
                   ACTIONS BY THE PARTIES AFTER THE CLOSING

          8.1  Indemnification by the Existing Shareholders.  Subject to the
               --------------------------------------------
provisions of this Article VIII, the Existing Shareholders will jointly and severally indemnify, defend and hold harmless HDA and its stockholders, subsidiaries, affiliates, officers, directors, employees, agents, successors and assigns, (such indemnified persons are collectively hereinafter referred to as "HDA's Indemnified Persons") from and against any and all loss, liability, damage (excluding consequential, indirect special, exemplary and punitive damages) or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and reasonable attorneys' fees) (collectively, "Losses") that HDA's Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of any Existing Shareholder in this Agreement or in any Schedule hereto; (b) the breach of any warranty of any Existing Shareholder in this Agreement or any Schedule hereto; (c) environmental liabilities; or (d) the nonfulfillment of any covenant, undertaking, agreement or other obligation of any Existing Shareholder under this Agreement or any Schedule hereto, not otherwise waived by HDA. "Losses" as used herein is not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims. Payment is not a condition precedent to recovery of indemnification for Losses.

          8.2  Indemnification by HDA.  Subject to the provisions of this
               ----------------------
Article VIII, HDA agrees to indemnify, defend and hold the Existing Shareholders and their respective heirs, representatives, successors and assigns (such persons are hereinafter collectively referred to as the "Existing Shareholders' Indemnified Persons"), harmless from and against any and all Losses that the Existing Shareholders' Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of HDA in this Agreement or in any Schedule hereto; (b) the breach of any warranty of HDA in this Agreement or any Schedule hereto; and (c) the nonfulfillment of any covenant, undertaking, agreement or other obligation of HDA under this Agreement or any Schedule hereto, not otherwise waived by the Existing Shareholders.

          8.3  Survival of Representations, Warranties and Covenants.  The
               -----------------------------------------------------
several representations, warranties, covenants of the Parties contained in this Agreement or in any document delivered pursuant hereto and the Parties' right to indemnity in accordance with this Article VIII shall survive the Closing Date and shall remain in full force and effect for three years thereafter; provided, however, that the representations and warranties set forth in Section 3.12 relating to tax matters, Section 3.19 relating to employee benefits matters and
Section 3.20 relating to environmental matters shall survive for the length of the applicable statute of limitations; provided further that the representations
                                       -------- -------
and warranties set forth in Sections 3.4, 3.5 and 3.6 shall survive indefinitely.

          8.4  Threshold.  No HDA's Indemnified Person or Existing Shareholders'
               ---------
Indemnified Person shall be entitled to any recovery in accordance with this
Article VIII unless and until the amount of such Losses suffered, sustained or incurred by such party, or to which such party becomes subject, by reason of such inaccuracy, breach or nonfulfillment exceeds $50,000 and then only to the extent of such excess.

          8.5  Notice and Opportunity to Defend.  If a claim for Losses (a
               --------------------------------
"Claim") is to be made by a Party seeking indemnification hereunder, such Party seeking indemnification (the "Indemnitee") shall notify the Party obligated to provide indemnification (the "Indemnitor") promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, the Indemnitee shall give the Indemnitor written notice of such claim or the commencement of such action or proceeding. Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that it is prejudiced by reasons of such delay or failure. The Indemnitor shall have a period of 30 days within which to respond thereto. If the Indemnitor accepts responsibility or does not respond within such 30-day period, then the Indemnitor shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnitor, such matter, and the Indemnitor shall provide the Indemnitee with such assurances as may be reasonably required by the Indemnitee to assure that the Indemnitor will assume and be responsible for the entire liability at issue, subject to the limitations set forth in Sections 8.3 and 8.4 hereof. If the Indemnitor fails to assume the defense of such matter within said 30-day period, the Indemnitee against which such matter has been asserted will (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor's cost and expense, the defense, compromise or settlement of such matter on behalf of the Indemnitee. The Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the defense against any such asserted liability. In any event, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnitor shall require the prior written consent of the Indemnitee, which consent will not be unreasonably withheld and in the event the Indemnitee defends any such asserted liability, then any compromise of such asserted liability by the Indemnitee shall require the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

          8.6  Indemnification Payments.  At the Closing, HDA will deliver by
               ------------------------
wire transfer of immediately available funds $500,000 (Five Hundred Thousand Dollars) of the Purchase Price to the Escrow Agent to be held by the Escrow Agent for one year pursuant to the terms of the Escrow Agreement and to serve as partial security for the indemnification obligations of the Existing Shareholders under this Agreement. Any indemnification obligations of the Existing Shareholders under this Article VIII shall be first satisfied by amounts held by the Escrow Agent pursuant to the terms of the Escrow Agreement.

                                  ARTICLE IX.
                                 MISCELLANEOUS

          9.1  Expenses.  Except as otherwise set forth in this Agreement, HDA
               --------
shall pay all costs and expenses incurred by it or on its behalf, and the Existing Shareholders shall pay all costs and expenses incurred by any Existing Shareholder or Wheels and Brakes on such Existing Shareholder's or Wheels and Brakes' behalf, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their financial consultants, accountants and legal counsel.

          9.2  Notices.  All notices, requests, demands and other
               -------
communications given hereunder (collectively, "Notices") shall be in writing and delivered personally or by overnight courier to the Parties at the following addresses or sent by telecopier or telex, with confirmation received, to the telecopy specified below:

          If to any Existing Shareholder, at the address or telecopier number of such Existing Shareholder set forth on Annex B hereto.

          With a Copy to:

               Chambers, Mabry, McClelland & Brooks, LLP
               2200 Century Parkway, N.E.
               Tenth Floor
               Atlanta, Georgia 30345
               Attn.: H.A. Stephens, Jr.
               Telecopy No.: (404) 325-0596

          And:

               George W. Foote, III
               2219 Bright Water Drive
               Snellville, Georgia 30078

          And:

               Dennis J. Bailey
               2780 Tucker Mill Road S.W.
               Conyers, Georgia 30094

          If to HDA:

               HDA Parts System, Inc.
               520 Lake Cook Road
               Deerfield, Illinois 60015
               Attn.:  John J. Greisch
               Telecopy No.:  (847) 444-1096

          With a Copy to:

               Brentwood Associates
               11150 Santa Monica Boulevard
               Suite 1200
               Los Angeles, California 90025
               Attn.:  Christopher A. Laurence
               Telecopy No.: (310) 477-1011

          And:

               Jones, Day, Reavis & Pogue
               77 West Wacker
               Chicago, Illinois 60601-1692
               Attn.:  Timothy J. Melton
               Telecopy No.:  (312) 782-8585

          All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, sent by telecopier or telex (promptly confirmed in writing), addressed as set forth above. Each of the Parties shall hereafter notify the other in accordance with this Section 9.2 of any change of address or telecopy number to which notice is required to be mailed.

          9.3  Counterparts. This Agreement may be executed simultaneously in
               ------------
one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          9.4  Entire Agreement. This Agreement and the other written agreements
               ----------------
entered into on the date hereof constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, agreements and understandings, whether written or oral, of the Parties.

          9.5  Headings. The headings contained in this Agreement and in the
               --------
Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.6  Assignment; Amendment of Agreement. This Agreement shall be
               ----------------------------------
binding upon the respective successors and assigns of the Parties hereto. This Agreement may not be assigned by any Party hereto without the prior written consent of all other Parties hereto. This Agreement may be amended only by written agreement of the Parties hereto, duly executed and delivered by an authorized representative of each of the Parties hereto.

          9.7  Governing Law. This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the internal laws of the State of Georgia applicable to contracts made in that State, without giving effect to the conflicts of laws principles thereof.

          9.8  Further Assurances.  Each Party agrees that it will execute and
               ------------------
deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as may be necessary in order to consummate the transactions contemplated hereby, and to effectuate the provisions and purposes hereof.

          9.9  No Third-Party Rights. This Agreement is not intended, and shall
               ---------------------
not be construed, to create any rights in any parties other than HDA, Wheels and Brakes and the Existing Shareholders, and no person shall assert any rights as third-party beneficiary hereunder.

          9.10 Non-Waiver. The failure in any one or more instances of a Party
               ----------
hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

          9.11 Severability. If any term or other provision of this Agreement
               ------------
is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          9.12 Incorporation of Exhibits and Schedules. The Exhibits and
               ---------------------------------------
Schedules hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its Exhibits and Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

          9.13 Knowledge. As used herein, to the "knowledge" or "best knowledge"
               ---------
or similar phrase includes actual knowledge, after reasonable inquiry, of any officer, director or shareholder of Wheels and Brakes and any employee of Wheels and Brakes, whose job duties include the subject matter in question.

                           (Signature Page Follows)

          IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the day and year first above written.


                              HDA PARTS SYSTEM, INC.



                              By:
                              Name:  John P. Miller
                              Title: Vice President, Chief Financial Officer
                                     and Secretary




                                     George W. Foote, III




                                     Dennis J. Bailey


                              WHEELS AND BRAKES, INC.
                              EMPLOYEE STOCK OWNERSHIP PLAN



                              By:
                              Name:  George W. Foote, III
                              Title: Trustee

                                    ANNEX A

                           THE EXISTING SHAREHOLDERS

           Name                              Shares
           ----                              ------
           George W. Foote, III              33,175

           Dennis J. Bailey                  12,975

           Wheels and Brakes, Inc.
            Employee Stock Ownership Plan    22,784

                                    ANNEX B

                           PAYMENT OF PURCHASE PRICE


                     (See Attached Funds Flow Memorandum)